UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2010

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 18, 2010, Rackspace Limited (the "Company"), the UK operating subsidiary of  Rackspace Hosting, Inc., entered into a lease agreement (the "Lease") with Hyde Park GP Limited and Hyde Park Nominee Limited (together, the "Landlord") for office space located at Hyde Park Hayes, Millington Road, Hayes,  Middlesex UB3 4AY (the "Premises"). The Company intends for the Premises to serve as the Company's new EMEA headquarters. Under the terms of the Lease, the Company will lease approximately 95,000 square feet of general office space and approximately 6,400 square feet of additional ground floor space in a nearby building which is intended to be used for training and other activities. The Lease expires on the seventh anniversary of the date of the Lease, or August 17, 2017; however, no rent is payable until the rent commencement date of November 18, 2011. The annualized base rent under the Lease is £1,325,000 from the date of the Lease through February 18, 2012, £1,520,000 from February 19, 2012 to August 17, 2015 and £1,852,500 from August 18, 2015 to August 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: August 24, 2010	By:	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen
Chief Financial Officer, Senior Vice President, and Treasurer